                                                                    EXHIBIT 2.2


                             STOCKHOLDERS AGREEMENT

                  STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of o, 1999 between eSoft, Inc., a Delaware corporation ("Parent") and the stockholders executing the signature pages hereof (each, a "Stockholder" and together, the "Stockholders"), each of whom is a Stockholder of Apexx Technology, Inc., an Idaho corporation (the "Company").


                                    RECITALS


                  A. The Boards of Directors of Parent and the Company each have determined that a business combination between Parent and the Company is fair and in the best interests of their respective companies and Stockholders, and accordingly have agreed to effect the merger (the "Merger") provided for in that certain Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") between Parent, the Company, and eSoft Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), dated as of January 25, 1999 upon the terms and subject to the conditions set forth in the Merger Agreement.

                  B. Each Stockholder will receive in the Merger shares of common stock, $.01 par value, of Parent ("Parent Common Stock"), which Parent Common Stock will be registered with the Securities and Exchange Commission.

                  C. In consideration of Parent's agreement to enter into the Merger Agreement and consummate the transactions contemplated thereby, the Stockholders have agreed to indemnify Parent and Merger Sub with respect to certain matters under the Merger Agreement, all as set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants, and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE 1

                                INDEMNIFICATION


                  1.1 SURVIVAL OF REPRESENTATIONS, ETC. Each Stockholder agrees that, notwithstanding any examination made by or on behalf of Parent or Merger Sub, the knowledge of Parent or Merger Sub or any of the respective officers, directors, Stockholders, employees, or agents of Parent or Merger Sub, or the acceptance by any party of any certificate or opinion, in each case with respect to the Company, the representations, warranties, covenants, and agreements of the Company set forth the Merger Agreement, or in any writing delivered by the Company in connection with the Merger Agreement, shall survive the consummation of the transactions contemplated thereby and shall expire on the date that is twelve months from the Closing Date (the "Survival Date").

                  1.2 INDEMNITY. Subject to the terms and conditions of this Article, each Stockholder shall indemnify and hold Parent harmless from and against all demands, claims, causes of action, assessments, including any Federal or state tax audits, losses, damages, liabilities, costs, and expenses, including, without limitation, reasonable attorneys' fees and any expenses incident to the investigation or enforcement of this Article I (collectively, "Losses"), that Parent may suffer, sustain or become subject to by reason of or arising out of (i) any breach of any covenant or agreement of the Company contained in the Merger Agreement or (ii) any inaccuracy in any representation or warranty of the Company contained in the Merger Agreement, the Company Disclosure Schedule, or any other agreement or instrument executed by the Company pursuant to the Merger Agreement. All of the foregoing are hereinafter collectively referred to as "Claims."

                  1.3 LIMITATIONS ON INDEMNIFICATION. The indemnification provided for in Section 1.2 hereof shall be subject to the following limitations and conditions:

                  (1) No Stockholder shall be liable for indemnification of Parent under Section 1.2 of this Agreement for any Losses incurred by Parent unless the aggregate amount of all Losses incurred by Parent and otherwise subject to indemnification pursuant to said Section 1.2 exceeds $200,000 and thereafter only for the amount of Losses in excess of $200,000.

                  (2) No Stockholder shall be liable for any Losses resulting from any inaccuracy in any representation or warranty of the Company contained in the Merger Agreement unless written notice of entitlement to make a Claim (whether or not any monetary Losses have actually been suffered) with respect to such Losses is given by Parent to Stockholder on or prior to the expiration of the survival of the particular representation or warranty at issue, as set forth in Section 1.1 above.

                  (3) Each Stockholder's aggregate liability for any Losses shall not exceed such Shareholder's Pro Rata Share of the Deferred Merger Consideration. Parent agrees that it shall seek to recover any Losses for which Stockholder is liable pursuant to this Article I only from such Stockholder's Pro Rata Share of the Deferred Merger Consideration.

                  (4) In the event that a Stockholder is required to make any payment under this Agreement, Parent shall be entitled to recover the amount so determined from the Deferred Merger Consideration in accordance with this Agreement and the Escrow Agreement. Any Parent Common Stock so recovered by Parent shall be valued at a price of $4.75 per share. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, Parent shall be entitled to recover such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Agreement and the portion, if any, theretofore paid shall bear interest at a rate of eight percent (8%). Upon the payment in full of any claim, either by setoff or otherwise, Stockholder shall be subrogated to the rights of Parent against any person, firm, corporation, or other entity with respect to the subject matter of such claim.

                  (5) Notwithstanding anything to the contrary in the foregoing, each Stockholder shall be severally liable for any Losses as a result of any breach of the representation and warranty set forth in Section
5.25 of the Merger Agreement, and the limitations set forth in Section 1.5(a) through 1.4(d) above shall not apply with respect to any Claim regarding such Losses.

                  1.4 CONDITIONS OF INDEMNIFICATION OF THIRD PARTY CLAIMS. The obligations and liabilities of the parties hereunder with respect to Claims resulting from the assertion of liability by third parties ("Third Party Claims") shall be subject to the following terms and conditions:

                  (1) Each Stockholder hereby irrevocably makes, constitutes, and appoints Tom Loutzenheiser as its agent (the "Representative") and authorizes and empowers him to fulfill the role of Representative hereunder. In the event of the resignation of the Representative, the resigning Representative shall appoint a successor either from among the Stockholders or who shall otherwise be acceptable to Parent and who shall agree in writing to accept such appointment, and the resigning Representative's resignation shall not be effective until such a successor shall exist. If the Representative should die or become incapacitated, his successor shall be appointed within 30 days of his death or incapacity by a majority of the Stockholders, and such successor either shall be a Stockholder or shall otherwise be acceptable to Parent. The choice of a successor Representative appointed in any manner permitted above shall be final and binding upon all of the Stockholders. The decisions and actions of any successor Representative shall be, for all purposes, those of the Representative as if originally named herein.

                  (2) Each Stockholder hereby irrevocably makes, constitutes, and appoints the Representative as such person's true and lawful attorney in fact and agent, for such person and in such person's name, (i) to receive all notices and communications directed to such Stockholder under this Agreement and to take any action (or to determine to take no action) with respect thereto as he may deem appropriate as effectively as such Stockholder could act for himself or herself, including without limitation, the settlement or compromise of any dispute or controversy, and (ii) to execute and deliver all instruments and documents of every kind incident to the foregoing to all intents and purposes and with the same effect as such Stockholder could do personally, and each such Stockholder hereby ratifies and confirms as his or her own act, all that the Representative shall do or cause to be done pursuant to the provisions hereof. All notices and all other communications directed to Stockholders under this Agreement shall be given to the Representative.

                  (3) Each Stockholder irrevocably consents to the service of any process, pleading, notices, or other papers by the mailing of copies thereof by registered, certified, or first class mail, postage prepaid, to the Representative at such person's address set forth herein.

                  (4) The death or incapacity of any Stockholder shall not terminate the authority and agency of the Representative.

                  (5) Each Stockholder hereby agrees to indemnify the Representative and to hold him harmless against any loss, liability, or expense incurred without negligent conduct or bad faith on the part of the Representative and arising out of or in connection with his duties as Representative, including the costs and expenses incurred by such Representative in defending against any claim of liability in connection herewith.

                  (6) In the event that any claim or demand for which the Stockholders would be liable to Parent or Merger Sub hereunder is asserted against or sought to be collected by a third party, Parent shall promptly notify the Representative of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"). The Representative shall promptly provide notice of each Claim Notice to each Stockholder owning more than 5% of the Company Common Stock at the Effective Time and shall consult with such holders concerning whether or not to dispute liability to Parent hereunder with respect to such claim or demand. The Representative shall have 10 days from its receipt of the Claim Notice (the "Notice Period") to notify Parent (i) whether or not the Stockholders dispute their liability to Parent hereunder with respect to such claim or demand, and (ii) if they do not dispute such liability, whether or not they desire, at their sole cost and expense, to defend Parent against such claim or demand; provided, however, Parent is hereby authorized prior to and during the Notice Period to file any motion, answer, or other pleading that it shall deem necessary or appropriate to protect its interests; provided further, however, that Parent shall use its reasonable efforts to provide the Representative with notice of any such filing and an opportunity to comment thereon. In the event that the Representative notifies Parent within the Notice Period that the Stockholders do not dispute such liability and desire to defend against such claim or demand, then except as hereinafter provided, the Representative shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of Parent becoming subject to liability for any other matter. If Parent desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If, in the reasonable opinion of Parent, any such claim or demand involves an issue or matter that could have an adverse effect on the business, operations, assets, properties, or prospects of the Company or Parent or an affiliate of Parent, Parent shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses thereof shall be included as part of the indemnification obligations of the Stockholders hereunder. If the Representative disputes the Stockholders' liability with respect to such claim or demand or elects not to defend against such claim or demand, whether by not giving timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Representative or by Parent (but Parent shall not have any obligation to contest any such claim or demand), then that portion thereof as to which such defense is unsuccessful shall be conclusively deemed to be a liability of the Stockholders hereunder (subject, if the Representative has timely disputed liability, to a determination that the disputed liability is covered by these indemnification provisions).

                  (7) In the event that Parent should have a claim against the Stockholders hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, Parent shall promptly send a Claim Notice with respect to such claim to the Representative. If the Representative does not notify Parent within the Notice Period that he disputes such claim, then the amount of such claim shall be conclusively deemed a liability of the Stockholders hereunder.

                  (8) Nothing herein shall be deemed to prevent Parent from making a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand and the estimated amount thereof to the extent then feasible and Parent has reasonable grounds to believe that such a claim or demand will be made.

                  1.5 ARBITRATION. Any dispute between the Representative and Parent with respect to Parent's right to seek indemnification with respect to any Claim pursuant to the provisions of this Article I shall be resolved by binding arbitration in accordance with the following provisions of this Section 1.5; provided, however, that either the Representative or Parent may seek injunctive relief or other equitable relief to preserve the status quo pending arbitration.

                  (1) The Representative or Parent may submit any dispute that is subject to arbitration under this Section 1.5 by giving written notice to the other parties to such dispute. Within ten business days after receipt of such notice by such other parties, the Representative shall appoint one arbitrator and Parent shall appoint one arbitrator and within ten Business Days thereafter the two arbitrators so appointed shall select a third arbitrator. If the Representative or Parent shall fail to make such appointment within such ten-day period, the other party may request the American Arbitration Association to appoint the second arbitrator. The American Arbitration Association may thereupon appoint the second arbitrator. If the two appointed arbitrators shall fail to select a third arbitrator within said ten-day period, the Representative and Parent shall mutually select the third arbitrator. If such parties are unable to agree upon such selection, then such party may, upon at least five Business Days' prior written notice to the other party, request the American Arbitration Association to appoint the third arbitrator. The American Arbitration Association may thereupon appoint the third arbitrator. All arbitrators shall be experienced in corporate and financial matters and shall be impartial and unrelated, directly or indirectly, so far as employment of services is concerned to any of the parties or any of their respective Affiliates. The arbitration shall be conducted in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, except as otherwise provided in this Section 1.5.

                  (2) The three arbitrators shall investigate the facts and shall hold hearings at which the parties may conduct limited discovery, present evidence and arguments, be represented by counsel, and conduct cross examination. The three arbitrators shall render a written decision on the matter presented to them by majority vote as soon as practicable after the appointment of the third arbitrator and in any event not more than 45 days after such appointment. The decision of the arbitrators, which may include equitable relief, shall be final and binding on the parties hereto, and judgment upon the decision may be entered in any court having jurisdiction thereof. If the three arbitrators shall fail to render a decision within said 45-day period, either party may institute such action or proceeding in such court as shall be appropriate in the circumstances and upon the institution of such action, the arbitration proceeding shall be terminated and shall be of no further force and effect. The prevailing party shall be awarded reasonable attorneys' fees, expert and nonexpert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration, and the fees and costs of the arbitrators shall be borne by the nonprevailing party unless, in either case, the arbitrators for good cause determine otherwise. In resolving any dispute, the arbitrators shall apply the provisions of this Agreement, without varying therefrom in any respect. The arbitrators shall not have the power to add to, modify, or change any of the provisions of this Agreement.


                                   ARTICLE 2

   RESTRICTIONS ON TRADING OF PARENT COMMON STOCK; TRANSFER TO PACIFIC CREST


                  2.1 POOLING. Each Stockholder listed on Exhibit A hereto (collectively, the "Control Stockholders") acknowledges that the Merger is intended to be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles. Each Control Stockholder hereby represents, warrants, and agrees that such Control Stockholder (i) will not make any sale, transfer, or other disposition of Company Common Stock owned by such Control Stockholder (including any Company Common Stock acquired upon the exercise of options to purchase Company Common Stock) during the period from the date hereof and ending at the earlier of the Effective Time and the termination of the Merger Agreement, and (ii) will not make any sale, transfer, or other disposition of Parent Common Stock owned by such Stockholder (including any Parent Common Stock acquired upon the exercise of options to purchase Parent Common Stock) after the Effective Time until such time as financial statements that include at least 30 days of combined operations of the Company and Parent after the Merger shall have been publicly reported, unless such Control Stockholder shall have delivered to Parent prior to any such sale, transfer, or other disposition, a written opinion from independent public accountants for Parent, in form and substance reasonably satisfactory to Parent, to the effect that such sale, transfer, or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations, and interpretations of the Commission.

                  2.2 TRANSFER OF CERTAIN SHARES TO PACIFIC CREST SECURITIES. Each Stockholder hereby authorizes Tom Loutzenheiser to execute and deliver to the Exchange Agent instructions directing the Exchange Agent to transfer on such Stockholder's behalf an aggregate of 3.016% of the Initial Merger Consideration otherwise payable to such Stockholder to Pacific Crest Securities.


                                   ARTICLE 3

                               GENERAL PROVISIONS


                  3.1 "PRO RATA SHARE; OTHER CAPITALIZED TERMS." As used in this Agreement, the term "Pro Rata Share" of any amount shall mean the fraction that is determined by dividing the number of shares of Company Common Stock held by a Stockholder by the total number of shares of Company Common Stock held by all Stockholders who are parties to this Agreement. Other capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Merger Agreement.

                  3.2 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by same day or overnight courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Parent or Merger Sub:                 If to the Stockholders:

eSoft, Inc.                                 Tom Loutzenheiser
5335-C Sterling Drive                       Apexx Technology, Inc.
Boulder, CO 80301                           506 South 11th Street
Attn: Jeffrey Finn                          Boise, Idaho 83702
Telephone: (303) 444-1600                   Telephone: (208) 336-9400
Facsimile:  (303) 444-1640                  Facsimile:   (208) 336-9445

With copies to:                             With copies to:

Davis, Graham & Stubbs LLP                  Hawley Troxell Ennis & Hawley LLP
370 17th Street, Suite 4700                 877 Main Street, Suite 1000
Denver, Colorado 80202                      Boise, Idaho 83701
Attn: Lester R. Woodward, Esq.              Attn: Paul M. Boyd
Telephone:  303-892-7392                    Telephone: (208) 344-8000
Facsimile:   303-893-1379                   Facsimile:   (208) 344-6505


or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered, or delivered by courier or on the third day after the mailing thereof.

                  3.3 ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

                  3.4 ENTIRE AGREEMENT. This Agreement and any schedules or agreements delivered in connection with this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No information previously provided, addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  3.5 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  3.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

                  3.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Executed counterparts transmitted by fax shall be effective as originals.

                  3.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                  3.9 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

                  3.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  3.11 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction unless the same is material to the terms of this Agreement, in the judgment of either party to this Agreement, in which case the parties shall negotiate in good faith to revise the same so as to be valid or enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  3.12 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  3.13 CONSENT. Whenever the consent or approval of a party is required by the terms of this Agreement, unless otherwise provided, the same shall not be unreasonably withheld or delayed

                  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                        "PARENT"

                                        eSOFT, INC.



                                        By:
                                           ----------------------------
                                        Name:   Jeffrey Finn
                                        Title:     President


                       STOCKHOLDER SIGNATURE PAGES FOLLOW

                                                                         Number
              STOCKHOLDER                                                  of                   Stockholder
                 NAME                              Address               Shares                  Signature
Steve Bolen
                                                                                     ---------------------------------
Nancy Learned Briggs
                                                                                     ---------------------------------
Camelot Investments, Inc.
                                                                                     ---------------------------------
David Dahms
                                                                                     ---------------------------------
Frederick J. Ebert
                                                                                     ---------------------------------
Aaron James
                                                                                     ---------------------------------
Edwards Luggage Profit Sharing Plan
                                                                                     ---------------------------------
Richard H. Felix
                                                                                     ---------------------------------
John S. Franden
                                                                                     ---------------------------------
Janet K. Franden
                                                                                     ---------------------------------
Edward Ty Graham
                                                                                     ---------------------------------
Terry L. Gustavel
                                                                                     ---------------------------------
Patricia A. Gustavel
                                                                                     ---------------------------------
Lisa M. Hagan
                                                                                     ---------------------------------
Robert Hamlin
                                                                                     ---------------------------------
Scott M. Hayes
                                                                                     ---------------------------------
Stephen M. Havis
                                                                                     ---------------------------------
Eugene D. Heil
                                                                                     ---------------------------------
Mary Frances Heil
                                                                                     ---------------------------------
Raymond Jenks
                                                                                     ---------------------------------
Charles W. Jepson
                                                                                     ---------------------------------
Joel Just
                                                                                     ---------------------------------
Ann Just
                                                                                     ---------------------------------
Robert F. Klumpp
                                                                                     ---------------------------------
Lorraine C. Klumpp
                                                                                     ---------------------------------
James R. Klumpp
                                                                                     ---------------------------------
Janet Klumpp
                                                                                     ---------------------------------

                                                                         Number
              STOCKHOLDER                                                  of                   Stockholder
                 NAME                              Address               Shares                  Signature
Robert W. Klumpp
                                                                                     ---------------------------------
Thomas A. Klumpp
                                                                                     ---------------------------------
Robert J. Koontz
                                                                                     ---------------------------------
Kurtis J. Koontz
                                                                                     ---------------------------------
Kevin E. Learned
                                                                                     ---------------------------------
Edwin J. Loutzenheiser, Jr.
                                                                                     ---------------------------------
Katherine Loutzenheiser
                                                                                     ---------------------------------
Tom Loutzenheiser
                                                                                     ---------------------------------
Gayl Loutzenheiser
                                                                                     ---------------------------------
Ty Edwin Loutzenheiser
                                                                                     ---------------------------------
Holmes Lundt
                                                                                     ---------------------------------
Lawrence B. Lynch
                                                                                     ---------------------------------
David P. McAnaney
                                                                                     ---------------------------------
Mahn Investments LP
                                                                                     ---------------------------------
Stephen F. Meyer
                                                                                     ---------------------------------
Judith C. Meyer
                                                                                     ---------------------------------
George P. Minow
                                                                                     ---------------------------------
Chris Minow
                                                                                     ---------------------------------
Kelleen M. Morrison
                                                                                     ---------------------------------
Thyne Murdoch
                                                                                     ---------------------------------
Nancy K. Napier
                                                                                     ---------------------------------
Tony W. Olbrich
                                                                                     ---------------------------------
Ann C. Nosworthy
                                                                                     ---------------------------------
Drew J. Nosworthy
                                                                                     ---------------------------------
Oracle Investments, LP
                                                                                     ---------------------------------
Ward Parkingson
                                                                                     ---------------------------------
William Guy Rivers
                                                                                     ---------------------------------

                                                                         Number
              STOCKHOLDER                                                  of                   Stockholder
                 NAME                              Address               Shares                  Signature
Thomas R. Saldin
                                                                                     ---------------------------------
Raymond A. Smelek
                                                                                     ---------------------------------
Candice P. Smelek
                                                                                     ---------------------------------
Duane H. Steukle
                                                                                     ---------------------------------
Thomas E. Stitzel
                                                                                     ---------------------------------
Bonnie E. Stitzel
                                                                                     ---------------------------------
George Tholke
                                                                                     ---------------------------------
Richard L. Thomas
                                                                                     ---------------------------------
Norma J. Thomas
                                                                                     ---------------------------------
Mark Upson
                                                                                     ---------------------------------
H. James White
                                                                                     ---------------------------------
Albert J. Youngwerth
                                                                                     ---------------------------------
Heather Youngwerth
                                                                                     ---------------------------------

                                   EXHIBIT A

                              CONTROL STOCKHOLDERS


David Dahms
Gayl Loutzenheiser
Tom Loutzenheiser


Any other person who has been a member of the Board of Directors of the Company at any time during the thirty (30) days prior to the Closing.